                                                                       EXHIBIT H

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIED LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.



                           SOCKET COMMUNICATIONS, INC.

                              AMENDED AND RESTATED
                    SUBORDINATED CONVERTIBLE PROMISSORY NOTED



$300,000                                                      NEWARK, CALIFORNIA
                                                               FEBRUARY 14, 1997

     SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "COMPANY"), for value received, hereby promises to pay to the order of Telenor AS or holder ("HOLDER") in lawful money of the United States at the address of Holder set forth below, the principal amount of Three Hundred Thousand Dollars $300,000, together with simple interest at the rate of eight percent (8%) per annum (calculated on the basis of actual days elapsed and a year of 365 days).
Accrued interest shall be payable in cash only at the time the Company pays any portion of the principal amount of this Note. If this Note is converted pursuant to Section 4 hereof, accrued interest may be converted as set forth therein; any accrued interest that is not so converted shall be payable in cash.

     This Note was originally executed on February 14, 1997. This Note was amended and restated as of August 14, 1997 to, among other things, extend the Maturity Date (as defined in Section 1(a) hereof). The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees.

     1.   PAYMENTS; PREPAYMENTS

          (a) All principal, interest and other amounts due hereunder shall be due and payable on the earlier of (i) August 14, 1998 (the "MATURITY DATE") and
(ii) the day on which this Note becomes immediately due and payable pursuant to
Section 10 hereof.

          (b) This Note may be prepaid, in whole or in part, from time to time ten (10) business days after Holder receives written notice of such prepayment from the Company; Holder shall then have until the end of such ten (10) business day period to notify the Company in writing that it wishes to convert all or part of the outstanding principal and accrued interest under this Note into Common Stock pursuant to Section 4 below. Prepayments shall be (i) reduced by any amounts that Holder desires to so convert into Common Stock and then (ii) applied first to outstanding interest, and then to principal.

          (c) Upon payment in full of all principal and interest payable hereunder, this Note shall be surrendered to Company for cancellation.

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 2



     2.   SUBORDINATION

          (a) "Senior Indebtedness" means (A) the principal of and premium, if any, and interest on indebtedness of the Company incurred pursuant to the Promissory Note and Loan Agreement, each dated as of July 5, 1995, between the Company and CivicBank of Commerce; and (B) all present and future indebtedness, obligations, liabilities, claims, rights and demands of any kind which may be now or hereafter owing from the Company to World Trade in connection with that certain Note in the amount of $500,000 (or such lesser amount as the Company and World Trade may finally agree) issued by the Company in favor of World Trade and a related Commercial Security Agreement and Commercial Pledge Agreement between the Company and World Trade, including, without limitation, all principal, all interest, all costs and attorneys' fees, all sums paid for the purpose of protecting World Trade's rights in security (such as paying for insurance on collateral if the owner fails to do so), and all other obligations of the Company to World Trade, secured or unsecured, of any nature whatsoever. The Company agrees and the holder of this Note, by acceptance thereof, agrees, expressly for the benefit of the holder of the Senior Indebtedness, that, except as otherwise provided herein, upon (i) an event of default under the Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Company, whether or not in bankruptcy, insolvency or receivership proceedings, the Company shall not pay, and holder of such Note shall not be entitled to receive, any amount in respect of the principal and interest of such Note unless and until the Senior Indebtedness, shall have been paid or otherwise discharged. Upon (1) an event of default under the Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Company, any payment or distribution of assets of the Company, which the holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of the Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on the Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of the Senior Indebtedness pursuant to this Section 2(a)) to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness.

          (b) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of the Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of the Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

          (c) This Section 2 is not intended to impair, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the holder of this Note, the unconditional and absolute obligation of the Company to pay the ;principal of and interest on the Note or affect the relative rights of the holder of this Note and the other creditors of the Company, other than the holders of the Senior Indebtedness. Nothing in this Note shall prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of the Senior Indebtedness in respect to cash, property or securities of the Company received upon the exercise of any such remedy.

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 3



     3.   EVENTS OF DEFAULT

          The Company's failure to pay (i) when due any principal payment on the due date hereunder or (ii) any interest or other payment required under the terms of this Note on the date due, and failure to make such payment within five
(5) business days of Company's receipt of Holder's written notice to Company of such failure to pay, shall constitute an Event of Default.

     4.   CONVERSION

          (a) In lieu of receiving cash payment for principal amounts and accrued interest due under this Note, Holder shall have the right to convert outstanding principal and accrued interest under this Note into Common Stock of the Company at a conversion price per share equal to $0.50 (the "CONVERSION PRICE") at any time on or prior to the Maturity Date.

          (b) In addition to the conversion right provided in Section 4(a) above, upon an Event of Default, in lieu of receiving cash payment for principal amounts and accrued interest due under this Note, Holder shall have the right to convert outstanding principal and accrued interest under this Note into Common Stock of the Company at a conversion price per share equal to the lower of (i) the Conversion Price or (ii) 75% of the average closing price of the Company's Common Stock on the OTC Bulletin Board or Nasdaq Small Cap Market, as applicable, for five (5) business days prior to the date of the Event of Default.

          (c) Holder may exercise its conversion right by providing written notice to the Company of Holder's intention to exercise its conversion right and the amount of principal and accrued interest that it wishes to convert (the "CONVERSION AMOUNT") at least ten (10) days prior to the date on which it wishes to convert (the "CONVERSION DATE") (unless such notice is given pursuant to the terms of Section 1(b) above, in which event notice shall comply with the terms thereof). No fractional shares of Common Stock shall be issued upon conversion of this Note. Promptly after the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of Company. At its expense, Company shall, as soon as practicable thereafter (or as otherwise noted in the provisions above), issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares of such Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to Company). In addition, unless this Note has been fully converted, a new Note representing the principal amount that shall not have been converted into Common Stock shall also be issued to Holder as soon as possible thereafter. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note including principal, interest and any other amounts due and owing pursuant hereto. Any notice from the Holder of an election to convert by the Company shall be irrevocable.

          (d) If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding principal amount and accrued interest under this Note, Company will use its best efforts to take such corporate action as may be necessary, in the opinion of its counsel, to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 4



     5.   REGISTRATION RIGHT.

          (a) Following the Conversion Date, and within a reasonable amount of time following the conversion by Holder of any outstanding principal and accrued interest under this Note into Common Stock of the Company, the Company will use best efforts to (i) file a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") registering such shares for resale to the public, (ii) have such registration statement declared effective by the Securities and Exchange Commission, (iii) register and qualify the securities covered by such registration statement under the Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities
Act), (iv) cause all securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, and (v) file updates to such registration statement as necessary to keep it effective until the date that all remaining such shares may be sold to the public without registration within a period of ninety (90) days; PROVIDED THAT, the Company may suspend such registration for up to two periods of not more than ninety (90) days each in any 12-month period if necessary (x) to enable the Company to update the registration statement or (y) to undertake another sale of securities.

          (b) All Registration Expenses (as hereafter defined) incurred in connection with any registration pursuant to this Section 5 shall be borne by the Company. "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 5, including, without limitation, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable costs of one special legal counsel to represent Holder in any such registration and blue sky fees and expenses. "Registration Expenses" shall not include (if applicable) any underwriting discounts or selling commissions.

          (c)   INDEMNIFICATION.

                (i) The Company will indemnify the Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 5, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation or any alleged violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or any state securities law applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, as such expenses are incurred, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 5



untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or controlling person and stated to be specifically for use therein.

                (ii) The Holder will indemnify the Company, each of its directors and officers, and each person who controls the Company within the meaning of Section 15 of the Securities Act against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

     6. RIGHT OF PARTICIPATION. Upon the first (and only the first) offering (or series of related offerings in any 90-day period) by the Company subsequent to the date hereof of any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("SECURITIES"), the Company shall offer to the Holder and each of its affiliates that holds a Subordinated Convertible Promissory Note issued by the Company (collectively, the "AFFILIATED HOLDERS") the option to purchase up to an aggregate of Two Million Dollars ($2,000,000) worth of the offered Securities not to exceed 50% of the offering (the "AFFILIATED HOLDER MAXIMUM"), in accordance with the following provisions:

          (a) The Company shall deliver a notice to the Holder stating (i) its bona fide intention to offer such Securities, (ii) the number of such Securities to be offered, (iii) the price, if any, for which it proposes to offer such Securities, and (iv) the terms of such offer. The Holder will distribute this notice to the other Affiliated Holders, and the Affiliated Holders will apportion the Affiliated Holder Maximum amongst themselves as they see fit.

          (b) Within fifteen (15) calendar days after receipt of the Notice, the Holder will notify the Company of the portion of the Affiliated Holder Maximum that the Affiliated Holders wish to purchase, along with a detailed list of the apportionment of such Affiliated Holder Maximum amongst the Affiliated Holders.

          (c) The right of participation in this Section 6 shall not be applicable (i) to the issuance or sale of shares of capital stock (or options therefor) to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their services, (ii) to the issuance or sale of the Company's securities to leasing entities or financial institutions in connection with commercial leasing or borrowing transactions, or (iii) to conversions of convertible securities.

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 6



     7. REPRESENTATIONS AND WARRANTIES OF HOLDER. By its acceptance hereof, Holder represents and warrants to Company that:

          (a) Holder has been advised that this Note and the Common Stock of the Company issuable upon conversion of the Note (with the Note and such Common Stock being hereinafter collectively referred to as the "SECURITIES") have not been, and when issued, will not be registered under the Securities Act, the securities laws of any state of the United States or the securities laws of any other country; (ii) that in issuing and selling the Securities to Holder pursuant hereto, the Company is relying upon the "safe harbor" provided by Regulations S and/or on Section 4(2) under the Securities Act; (iii) that it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of forty (40) days following the issuance of such Securities; (iv) that, notwithstanding the foregoing, prior to the expiration of forty (40) days after the issuance of such Securities (the "RESTRICTED PERIOD"), the Securities may be offered and sold by the holder thereof solely either:
(A) if the offer or sale is within the United States or to or for the Account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. After the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

          (b) As used herein, the term "United States" means and includes the United States of America, its territories and possessions, any State of the United States, and the District of Columbia, and the term "U.S. Person" (as defined in Regulation S) means: (i) a natural person (regardless of citizenship) resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person;
(iv) any agency or branch of a foreign entity located in the United States;
(v) any nondiscretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated and (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Securities Act, unless organized or incorporated and owned entirely by accredited investors (as defined in Rule 501(a) under the Securities
Act) who are not natural persons, estates or trusts.

          (c) Holder agrees that with respect to the Securities until the expiration of the Restricted Period: (i) Holder, its agents or representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities, or any beneficial interest therein in the United States or to or for the account of a U.S. Person during the Restricted Period; and (ii) that, notwithstanding the foregoing, prior to the expiration of the Restricted Period, the Securities may be offered and sold by the holder thereof either: (A) if the offer or sale is within the United States or to or for the account of a U.S. Person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; or (B) the offer and sale is outside the United States and to other than a U.S. Person. The

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 7



foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. Holder agrees that after the Restricted Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only pursuant to applicable securities laws.

          (d) Holder has not engaged, nor is it aware that any party has engaged, and Holder will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Securities.

          (e) Holder (i) is domiciled and has its principal place of business outside the United States, (ii) certifies it is not a U.S. Person and is not acquiring the securities for the account or benefit of any U.S. Person, and
(iii) any persons acting on Holder's behalf in connection therewith will be located outside the United States.

          (f) Holder is acquiring the Securities either: (i) for its own account; or (ii) for the account and benefit of clients of whom none is a U.S. Person and for whom Holder has, and for the entire Restricted Period will continue to have, full investment discretion with respect to the purchase, holding and disposition of the Securities.

          (g) Holder is not a "distributor" (as defined in Regulation S) or a "dealer" (as defined in the Securities Act).

          (h) By reason of Holder's business or financial experience, or that of the Holder's professional advisor, Holder has the capacity to protect Holder's own interests in connection with the acquisition of the Securities and has the ability to bear the economic risk (including the risk of total loss) of Holder's investment.

          (i) Holder further covenants that Holder will not make any sale, transfer or other disposition of the Securities in violation of the Securities Act, the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or the rules of the Securities and Exchange Commission promulgated under the Securities Act or the Exchange Act.

          (j) Holder covenants that Holder will sell, transfer or otherwise dispose of the Securities only in a manner consistent with such Holder's representations and covenants set forth in this Section 7. In connection therewith, Holder acknowledges that, upon issuance of the shares of Common Stock of the Company upon conversion of this Note, the Company shall make a notation in its stock books regarding the restrictions on transfer set forth in this
Section 7 and shall transfer such shares on the books of the Company only to the extent not inconsistent therewith.

          (k) Holder acknowledges that Company has given Holder access to all documents and other information required for Holder to make an informed decision with respect to the acceptance of the Securities. In this regard, Holder acknowledges that it has received and reviewed, among other things, the following documents filed by the Company with the Securities and Exchange
Commission: (i) the Company's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997 and (ii) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 8



     8. ATTORNEYS' FEES. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by Holder.

     9. NOTICES. Except as otherwise provided herein, all notices requests, demands, consents, instructions or other communications to or upon the Company or Holder hereunder shall be by telecopy or in writing and telecopied, mailed or delivered to each party at telecopier number or its address set forth below (or to such other telecopy number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service (if sent to an address in the same country as the sender) or on the third business day following the deposit with such service (if sent to an address in a different country from the sender); (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when telecopied, upon confirmation of receipt.

                HOLDER:           Telenor Venture AS
                                  P.O. Box 6701
                                  St. Olavs Plass
                                  N-0130 Oslo, Norway

                COMPANY:          Socket Communications, Inc.
                                  37400 Central Court
                                  Newark, CA 94560
                                  Attention:  Chief Financial Officer
                                  (415) 744-2700 (telephone)
                                  (415) 744-2727 (telecopy)


     10.  ACCELERATION:  This Note shall become immediately due and payable
(a) upon an Event of Default, (b) if the Company commences any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws, or (c) if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within 60 days after its commencement.

     11. WAIVERS. Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

     12.  PAYMENT.  Payment shall be made in lawful tender of the United States.

     13. USURY. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the

Socket Communications, Inc.
Amended and Restated Subordinated
Convertible Promissory Note
Page 9



then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

     14. GOVERNING LAW. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state or country.

     15.  SUCCESSORS AND ASSIGNS.

          (a) The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

          (b) Holder shall not transfer this Note without the prior written consent of Company, except that Holder may transfer the Note without such prior written consent to a collection agency following an Event of Default.

          (c) Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of the Holder except in connection with an assignment in whole to a successor corporation to Company, provided that such successor corporation acquires all or substantially all of Company's property and assets and Holder's rights hereunder are not impaired.

                                       SOCKET COMMUNICATIONS, INC.


                                       By:
                                           ------------------------------------

                                       Name:
                                             ----------------------------------

                                       Title:
                                              ---------------------------------

Agreed and Accepted:

TELENOR VENTURE AS

By:
    --------------------------

Name:
      ------------------------

Title:
       -----------------------